                                                                    Exhibit 99.1

                       PRESS RELEASE DATED July 22, 2004
                                                             [MICRO LINEAR LOGO]
For Immediate Release
FOR FURTHER INFORMATION CONTACT:
MICHAEL SCHRADLE
CHIEF FINANCIAL OFFICER
MICRO LINEAR CORPORATION
2050 CONCOURSE DRIVE
SAN JOSE, CA 95131
(408) 433-5200

          Micro Linear Announces Second Quarter 2004 Financial Results

SAN JOSE, California, July 22, 2004 -- Micro Linear Corporation (NASDAQ: MLIN) announced today its financial results for the second quarter ended June 30, 2004.

Net revenue for the second quarter of 2004 was $6.5 million, an increase of 69% from $3.8 million for the first quarter of 2004 and up 3% from $6.3 million in net revenue for the second quarter of 2003. The increase in net revenue from the prior quarter resulted mainly from the shipments of over 1 million units of the ML5800, the Company's new 5.8 GHz transceiver, which entered volume production during the quarter.

Gross margin for the second quarter of 2004 was $3.8 million, up 119% from $1.7 million for the first quarter of 2004, and up 51% from $2.5 million in gross margin for the second quarter of 2003. The percentage gross margin rose to 59% for the second quarter of 2004 from 45% for the first quarter of 2004, and from 40% for the second quarter of 2003. The increase in gross margin was due to a combination of favorable selling prices and high manufacturing yields on the Company's transceivers.

The Company reported a net loss for the second quarter of 2004 of $0.8 million, or $0.07 per share, compared to a net loss of $2.7 million, or $0.22 per share, for the first quarter of 2004, and a $3.3 million loss, or $0.27 per share for the second quarter of 2003. The current quarter's net loss includes a $166,000 charge in connection with the recognition of the remaining lease obligation, net of a sublease, on a facility vacated as part of the Company's restructuring announced in May 2003. The Company's results for the second quarter of 2003 included a $1.0 million charge related to that restructuring.

Net revenue for the six months ended June 30, 2004 were $10.3 million, compared to $11.0 million for the same period in 2003. Gross margin for the first six months of 2004 totaled $5.6 million, up 11% from $5.0 million for the first six months of 2003. The Company reported a net loss of $3.5 million, or $0.29 per share, for the first six months of 2004, compared to a net loss of $5.9 million, or $0.49 per share, for the first six months of 2003.

"The addition of new major customers such as VTech, release of important new products like the ML 5824, and entry into the PHS handset market clearly demonstrate the significant progress we are making, said Timothy A. Richardson, Micro Linear's President and Chief Executive Officer. "We are also pleased with our progress toward our goal of returning to profitability," he added.

About Micro Linear Corporation:

Micro Linear Corporation is a fabless semiconductor company specializing in wireless integrated circuit solutions, which enable a variety of wireless products serving a global market. These transceivers can be used in many streaming wireless applications such as cordless phones, PHS handsets, wireless speakers and headphones, security cameras, game controllers, cordless headsets and other personal electronic appliances. Headquartered in San Jose, California, Micro Linear's products are available through its authorized representatives and distributors worldwide. For more information, please visit www.microlinear.com

      Except for the historical information contained herein, the statements in this press release, including, but not limited to, statements regarding the Company's progress toward its goal of returning to profitability, the impact of new customers and products and the Company's progress, are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by use of terms such as "can", "expect", "will" and similar expressions. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risks associated with the cyclical nature of the semiconductor industry; changes in the average selling prices of the Company's products; the level of product orders; the ability of customers to cancel, delay or otherwise change orders without significant penalty; new product announcements or introductions by competitors; the market's acceptance of the Company's products; and other factors that may cause the Company's business or operating results to fluctuate in the future. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-Q for the quarter ended March 28, 2004. Statements included in this press release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

                            MICRO LINEAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                     JUNE 30          DEC 31
                                                       2004            2003
                                                    --------         --------
ASSETS

CURRENT ASSETS
  CASH AND SHORT-TERM INVESTMENTS                   $ 13,361         $ 17,669
  ACCOUNTS RECEIVABLE, NET                             1,808              937
  INVENTORIES                                          2,461            2,383
  OTHER CURRENT ASSETS                                   489              563
                                                    --------         --------
       TOTAL CURRENT ASSETS                           18,119           21,552

PROPERTY, PLANT & EQUIPMENT, NET                       5,881            5,860

OTHER ASSETS                                              26               26
                                                    --------         --------
  TOTAL ASSETS                                      $ 24,026         $ 27,438
                                                    ========         ========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  ACCOUNTS PAYABLE                                  $  2,524         $  2,683
  ACCRUED LIABILITIES                                  2,491            2,603
  CURRENT PORTION OF LONG-TERM DEBT                    1,901            2,040
                                                    --------         --------
       TOTAL CURRENT LIABILITIES                       6,916            7,326


STOCKHOLDERS' EQUITY

  COMMON STOCK                                            15               15
  ADDITIONAL PAID-IN CAPITAL                          61,130           60,583
  ACCUMULATED OTHER COMPREHENSIVE INCOME                 (11)               2
  ACCUMULATED DEFICIT                                (23,791)         (20,255)
  TREASURY STOCK                                     (20,233)         (20,233)
                                                    --------         --------
    TOTAL STOCKHOLDERS' EQUITY                        17,110           20,112
                                                    --------         --------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 24,026         $ 27,438
                                                    ========         ========

                            MICRO LINEAR CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    UNAUDITED

                                                   THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                June 30,         June 30,         June 30,          June 30,
                                                  2004             2003             2004              2003
                                                  ----             ----             ----              ----
NET REVENUE                                     $  6,508         $  6,342         $ 10,348         $ 11,034

COST OF REVENUE                                    2,683            3,804            4,776            6,008
                                                --------         --------         --------         --------

GROSS MARGIN                                       3,825            2,538            5,572            5,026

OPERATING EXPENSES:

      RESEARCH AND DEVELOPMENT                     2,612            2,845            5,253            5,765
      SELLING, GENERAL AND
            ADMINISTRATIVE                         1,856            2,046            3,702            4,270
 RESTRUCTURING CHARGES                               166              954              166              954
                                                --------         --------         --------         --------
            TOTAL OPERATING EXPENSES               4,634            5,845            9,121           10,989

LOSS FROM OPERATIONS                                (809)          (3,307)          (3,549)          (5,963)

INTEREST AND OTHER INCOME                             47               63              109              158
INTEREST AND OTHER EXPENSE                           (49)             (35)             (86)             (94)
                                                --------         --------         --------         --------
LOSS BEFORE INCOME TAXES                            (811)          (3,279)          (3,526)          (5,899)

PROVISION FOR INCOME TAXES                             6               23               10               50
                                                --------         --------         --------         --------
NET LOSS                                            (817)          (3,302)          (3,536)          (5,949)
                                                ========         ========         ========         ========

NET LOSS PER SHARE:

BASIC AND DILUTED NET LOSS PER SHARE:
      NET LOSS PER SHARE                        $  (0.07)        $  (0.27)        $  (0.29)        $  (0.49)
                                                ========         ========         ========         ========
      NUMBER OF SHARES USED IN PER SHARE
            COMPUTATION                           12,377           12,213           12,356           12,204
                                                ========         ========         ========         ========

SOURCE: Micro Linear Corporation